[LOGO]	EXHIBIT 99.1

NEWS RELEASE

Contact:

Abe Wischnia

Investor Relations Consultant

(619) 795-2345

Advanced Tissue Sciences Files Plan of Reorganization and Disclosure Statement

SAN DIEGO, Calif., Feb. 7, 2003 — Advanced Tissue Sciences, Inc. (OTC BB: ATISQ) today announced it has filed a proposed Liquidating Plan of Reorganization and accompanying Disclosure Statement with the United States Bankruptcy Court for the Southern District of California.

The Plan and Disclosure Statement were filed within the 120-day period in which Advanced Tissue Sciences has the exclusive right to file a Plan. The company now has the exclusive right for an additional 60 days to obtain confirmation of the Plan.

The key provisions of the Plan include the following:

•	All secured and unsecured creditors with allowed claims will be paid in full with interest.

•	The proposed effective date of the plan is March 31, 2003. At the close of business on that date, the stock of Advanced Tissue Sciences, Inc. will immediately and permanently cease to trade, and all of the shares of the company’s stock will be cancelled and converted into interests in a liquidating trust. After such date, the company intends to terminate its registration under the Exchange Act.

•	A liquidating trust will be formed to distribute cash from the liquidation of the remaining assets. Holders of the company’s stock at the time of the effective date of the Plan will receive a non-trading, non-transferable interest in the liquidating trust equal to the pro rata interest they previously held in the common stock of the company. If cash is available for distribution to stockholders, the initial distribution by the trust to former stockholders will

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  occur not later than 60 days after the effective date. Further distributions, if any, will follow as funds are collected and/or   assets are sold.

•	The Disclosure Statement filed today includes a list of assumptions and a projected potential distribution calculation. There is no assurance that the assumptions used to estimate the distributions to stockholders will prove valid. These projections are neither predictions nor forecasts of future events or of expected results. Because of the complexity of the estate and the number of sales that remain to be undertaken, management expects that the actual results will differ from these projections. The direction and amount of the difference between the actual results and these assumptions and projections cannot be estimated. Based on the assumptions and projections as discussed in the Disclosure Statement, it is projected that the distribution to stockholders will be made as follows:

•	an initial distribution to former stockholders of approximately $.10 (ten cents) per share following Plan effectiveness.

•	one or more subsequent distributions that are currently projected to total $.20 (twenty cents) per share, projected through the end of 2005.

    The company does not guarantee that the above results will be achieved.

•	The Liquidating Trust will not be required to make any distribution to former shareholders where the value is less than $200 unless the distribution is a final distribution of the Liquidating Trust.

•	Since the company expects creditors will be paid in full, stockholders will receive their pro rata interest in the remaining value of Advanced Tissue Sciences’ assets, if any, via the liquidating trust, and there are no junior classes to stockholders, the company believes that the Plan may be confirmed by the Court even if the stockholders were to vote against the Plan. Therefore, the company is asking the Court to approve the Disclosure Statement and confirm the Plan at a single hearing in an effort to save the time and money that would otherwise have to be spent in a solicitation of votes.

The foregoing provisions, including the assumptions integral to the projections, and other information important to stockholders and creditors are discussed more fully in the Plan and Disclosure Statement. Shareholders and creditors are urged to read the Plan and Disclosure Statement in their entirety.

The Plan and Disclosure Statement will be promptly filed with the Securities and Exchange Commission as attachments to a Form 8K . This will allow stockholders and creditors to view the documents via the SEC’s Internet site at www.sec.gov.

Stockholders and creditors or other interested parties may also request, at no cost, a written copy of the Disclosure Statement and Liquidating Plan of Reorganization by contacting Lillian L. Ton, Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Suite 1400, Irvine, California 92614-8557, (949) 451-3800.

The hearing for the combined approval of the Disclosure Statement and confirmation of the Plan is scheduled for 10:00 a.m. PST on March 19, 2003. If the plan is confirmed at that time as submitted, it will become effective at 5:00 p.m. eastern time on March 31, 2003.

Any oppositions to confirmation of the Plan or objections to the adequacy of the Disclosure Statement must be served and filed no later than Friday, March 7, 2003. Oppositions to confirmation of the Plan or objections to the adequacy of the Disclosure Statement must be served on counsel for the company, and the United States Trustee as follows:

Craig H. Millet, Esq. / Eric J. Fromme, Esq.

Gibson, Dunn & Crutcher LLP

4 Park Plaza, Suite 1400

Irvine, CA 92614-8557

Tiffany L. Carroll

Office of the United States Trustee

402 W. Broadway, Suite 600

San Diego, CA 92101

An original and one copy of any opposition to confirmation of the Plan or objection to the adequacy of the Disclosure Statement, together with any supporting exhibits or declarations and a certificate of service, must also be filed with the Clerk of the Bankruptcy Court at:

United States Bankruptcy Court

Jacob Weinberger United States Courthouse

325 West “F” Street

San Diego, CA 92101

THIS RELEASE IS NOT INTENDED AS A SOLICITATION FOR A VOTE ON THE PLAN. THE DISCLOSURE STATEMENT HAS NOT BEEN AND WILL NOT BE SUBMITTED FOR APPROVAL BY THE SECURITIES AND EXCHANGE COMMISSION.

This release contains forward-looking statements about Advanced Tissue Sciences’ proposed Liquidating Plan of Reorganization under Chapter 11 of the Bankruptcy Code, including projections of payments to creditors and stockholders, the timing of effectiveness of the plan and payments under the plan. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. Although the company is not able to predict all of the factors that may affect whether the Plan will be confirmed and become effective and the payments to creditors and stockholders, some of the factors that could affect the outcome materially include the following: the Plan and Disclosure Statement have not been approved by the bankruptcy court, and they may be materially modified before approval; other interested parties may propose competing plans; the possible delay in implementation or termination of the proposed Liquidating Plan of Reorganization; the ability of the company to find a buyer or buyers for its remaining assets; if a buyer or buyers are found, the amounts to be realized in connection with the sale of such company’s assets, and the timing and amount of payments, if any, to security holders under the proposed Plan of Liquidation. Even if the Plan is approved by the Bankruptcy Court, there is no assurance the company or the Liquidating Trust will be able to generate sufficient cash from the sale of assets to provide for a distribution to shareholders.

Additional risks and uncertainties exist in the company’s decision to liquidate including, without limitation, uncertainties related to approval of the proposed sale of the company’s NouriCel product to SkinMedica, the company’s ability to effect an orderly wind down of its operations, the timing of the receipt of royalty, milestone or other payments, the retention of the necessary personnel, the quotation of the company’s shares on the OTC Bulletin Board, a history of operating losses and accumulated deficits, potential write-offs and other charges, as well as other risks detailed from time to time in publicly available filings with the Securities and Exchange Commission including, without limitation, Advanced Tissue Sciences’ annual report on Form 10-K for the year ended December 31, 2001 and the company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002. The company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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